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Exhibit 10.22

HALCÓN RESOURCES CORPORATION
2016 LONG-TERM INCENTIVE PLAN

EMPLOYEE RESTRICTED STOCK AWARD AGREEMENT

        THIS EMPLOYEE RESTRICTED STOCK AWARD AGREEMENT (this "Agreement") is made between HALCÓN RESOURCES CORPORATION, a Delaware corporation (the "Company"), and the Employee (the "Employee").

        WHEREAS, to carry out the purposes of the HALCÓN RESOURCES CORPORATION 2016 LONG-TERM INCENTIVE PLAN (as amended, modified or supplemented, the "Plan"), the Company desires to grant to the Employee a Restricted Stock Award pursuant to the terms of this Agreement and the Plan ("Restricted Stock").

        NOW THEREFORE, in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and the Employee hereby agree as follows:

        1.    Grant.    On the Date of Grant, the Company hereby grants to the Employee shares of Common Stock (the "Shares") on the terms and conditions set forth herein, in the Grant Information Summary as provided by the Company's third-party Plan administrator's online platform and in the Plan, which Plan is incorporated herein by reference.

        2.    Vesting.

          (a)   The Shares shall vest one-third one year after the Date of Grant; an additional one-third two years after the Date of Date; and the remaining one-third of the Shares will vest three years after the Date of Grant; provided, however, that the Employee has served as an employee of the Company through and until each such vesting date.

          (b)   Upon termination of the Employee's employment with the Company, any Shares which are not vested shall be forfeited and returned to the Company, except that:

              (i)  If the Employee's service with the Company terminates by reason of Disability, legal ownership of the Shares shall fully vest as of the date of such termination. For purposes hereof, the term Disability shall mean a physical or mental infirmity which impairs the Employee's ability to substantially perform his or her duties for a period of one hundred eighty (180) consecutive days.

             (ii)  If the Employee dies while employed with the Company, the Shares shall fully vest on the date of death.

          (c)   Notwithstanding any other provision in this Agreement or in the Plan to the contrary, the Shares shall be immediately vested and fully earned upon the occurrence of a Change of Control Event.

        3.    Beneficial Ownership.    Unless and until the Shares are forfeited to the Company or transferred by the Employee (in accordance with this Agreement and applicable law), the Employee shall have beneficial ownership of the Shares, including the right to receive dividends and the right to vote the Shares.

        4.    Issuance of the Shares.    The Shares shall be registered in the name of the Employee on the records of the Company and shall be issued in book-entry form (with no physical certificate issued to the Employee). Until the vesting of any Shares (the period from the Date of Grant to the date of vesting, the "Restriction Period"), any certificate representing the Shares shall be held in escrow by the Company for the account of the Employee and the Company shall issue "stop-transfer" instructions to its transfer agent to prevent the transfer of the Shares by the Employee.

        5.    Transfer Restrictions.    Except as approved by the Company, during the Restriction Period, the Shares shall not be transferable or assignable by the Employee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by Section 414(p) of the Internal Revenue Code of 1986, as amended (the "Code"). No transfer by will, trust, or by the laws of descent and distribution shall be effective to bind the Company unless the Board of Directors of the Company (the "Board"), the Compensation Committee of the Board or other such committee as the Board shall appoint to administer the Plan as permitted by the Plan (collectively herein the "Committee") has been furnished with a copy of the deceased Employee's enforceable will, trust or such other evidence as the Committee deems necessary to establish the validity of the transfer. Any attempted transfer in violation of this provision shall be void and ineffective.

        6.    Vesting Restrictions.    Except as provided under the terms of the Plan and in Section 2 hereof, the Shares will vest only during Employee's lifetime while Employee remains employed by the Company.

        7.    Withholding of Tax.    To the extent that the granting of the Shares or the lapse of restrictions applicable to such Shares results in compensation income to the Employee for federal or state income tax purposes, the Employee shall pay to the Company (in cash or to the extent permitted by the Committee, shares of Common Stock held by the Employee whose value is equal to the amount of the Employee's tax withholding liability as determined by the Committee) any federal, state or local taxes of any kind required by law to be withheld, if any, with respect to the Shares. The Company, to the extent permitted by law, has the right to deduct from any payment of any kind otherwise due to the Employee from the Company any federal, state or local taxes of any kind required by law to be withheld with respect to the Shares. The Company is further authorized in its discretion to satisfy any such withholding requirement out of shares of Restricted Stock of the Employee held by the Company.

        8.    Securities Law.    The Employee agrees that the Shares will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state. The Employee also agrees that (i) any certificates representing the Shares may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws; (ii) the Company may refuse to register the transfer of such Shares on the stock transfer records of the Company if such proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of any applicable securities laws; and (iii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Shares.

        9.    No Rights to Continued Employment.    Nothing contained in this Agreement shall confer upon the Employee the right to continue as an employee of the Company.

        10.    Representations and Warranties of Employee.    The Employee represents and warrants to the Company as follows:

          (a)   The Employee has received a copy of the Plan and has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions. The Employee acknowledges that there may be adverse tax consequences upon the granting of the Shares, vesting of the Shares or disposition of the Shares once vested, and that the Employee should consult a tax adviser prior to such time.

          (b)   The Employee agrees to sign such additional documentation as may reasonably be required from time to time by the Company in connection with this Agreement.

        11.    Binding Effect.    This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Employee.

        12.    Governing Laws.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

        13.    Modification.    This Agreement may not be modified except in writing signed by the parties hereto or their respective successors and permitted assigns.

        14.    Headings.    The headings of paragraphs in this Agreement are for convenience of reference only, do not constitute a part of this Agreement, and shall not be deemed to limit or alter any of the provisions of this Agreement.

        15.    Defined Terms.    Except as otherwise provided in this Agreement, or unless the context clearly indicates otherwise, capitalized terms used but not defined in this Agreement have the definitions as provided in the Plan. In the event of a conflict or inconsistency between the discretionary terms and provisions of the Plan and the provisions of this Agreement, this Agreement shall govern and control.

HALCÓN RESOURCES CORPORATION
By:	/s/ LEAH R. KASPAREK Leah R. Kasparek Senior Vice President, Human Resources and Administration

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  Exhibit 10.22
HALCÓN RESOURCES CORPORATION 2016 LONG-TERM INCENTIVE PLAN EMPLOYEE RESTRICTED STOCK AWARD AGREEMENT